Exhibit 10.1

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (“Convertible Loan Agreement”) is made as of the 24 day of August, 2021 (“Effective Date”), by and between Orgenesis Inc., a corporation formed pursuant to the laws of the State of Nevada, with a place of business at 20271 Goldenrod Lane, Germantown, MD 20876 (the “Lender” or “Orgenesis”), and Image Securities FZC. (Dubai), a company having its registered address at SAIF – Executive Office P8-03-17, Sharjah, United Arab Emirates (the “Borrower”), (Orgenesis together with the Borrower each a “Party” and together the “Parties”).

WHEREAS, Orgenesis and Image Securities Ltd. entered into that certain Joint Venture Agreement dated October 16, 2020 as amended, a copy of which is attached hereto as Exhibit A (the “JV Agreement”, capitalized terms used herein without definition shall have the meanings assigned thereto in the JV Agreement); and

WHEREAS, pursuant to the JV Agreement, the Parties are to establish a JV for the exclusive purpose of carrying out the activities as set out in the JV agreement (“Project”) and may provide funding in accordance with Section 3 of the JV Agreement;

WHEREAS, the JV has not yet been established but the Parties acknowledge that the Project requires financing; and

WHEREAS, Orgenesis has agreed to provide financing for the Project by way of a convertable loan to the Borrower to be used by the Borrower solely for carrying out the Project, and the Borrower has agreed to receive such financing on behalf of the JV, to be used by the Borrower solely for the Project;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Funding. Lender has committed to provide some of the financing for the Project under the JV Agreement and has agreed to inject capital in form of a convertible loan under the terms of this Agreement of up to Five Million US Dollars, the “Loan Amount” in accordance with the terms hereof. The funds provided hereunder are in satisfaction of the undertaking of the Lender under the JV Agreement to provide such funding to the JV.

2. Optional Additional Loan Amount. In addition, the Parties agree that Lender, at its sole discretion, may provide an additional investment of up to US$ 5,000,000 (Five Million US Dollars) under the same terms of the Loan Amount (the “Optional Additional Loan Amount”).

3. The Borrower shall accept such Loan Amount, and Optional Additional Loan Amount on behalf of the JV and shall use the proceeds solely for the Project and for no other purpose, and provide detailed reports detailing such use of funds.

4. Loan; Closing.

(a) Terms of Loan. The Loan Amount and Optional Additional Loan Amount or parts thereof outstanding at any time shall bear simple interest at the rate of six percent (6%) per annum (based upon a 365-day year). Lender may, at its sole discretion transfer amounts according to the Loan Amount and Optional Additional Loan Amount in tranches. Unless otherwise converted into equity pursuant to the terms of this Agreement, the amount outstanding, and all accrued but unpaid interest thereon, shall become due and payable on the first anniversary of the Effective Date (the “Maturity Date”) without any action required from the Lender. The Maturity Date may be extended by the Lender in the Lender’s sole and absolute discretion and any such extension(s) shall be in writing signed by both Parties. The Loan Amount may be prepaid by the Borrower in whole or in part at any time with the prior written approval of the Lender (such approval to be in the Lender’s sole and absolute discretion).

(b) Lender shall record on Exhibit B the date and amount of each extension of the Loan Amount made hereunder, and deliver a copy of such exhibit to Borrower as evidence of such extension. Exhibit B shall be binding on Lender barring obvious error.

(c) The Closing. At the closing, the Lender and the Borrower shall each deliver a fully executed version of this Agreement to the other Party (the “Closing”). Within 14 days after the Closing the Lender shall transfer the Initial Tranche by wire to the bank account of the Borrower in accordance with wiring instructions provided by the Borrower to the Lender prior to the Closing and detailed below in Section 13(g). The timing and amounts of further funding of the Loan Amount shall be provided in accordance with the Work Plan as shall be approved by the Lender in its sole discretion.

5. Use of Proceeds. The Borrower shall use the Loan Amount solely to fund the activities expressly set forth in the Work Plan (“Purpose”) and for no other purposes unless otherwise agreed to in writing by the Lender.

6. Accounts. Borrower shall keep good and proper accounts of expenditures of the Loan Amount or the Optional Additional Loan Amount, and shall at the request of Lender at any time and in any case not less frequently than on the last day of each month while any part of the Loan Amount or of the Optional Additional Loan Amount remains outstanding, provide to Lender copies of such accounts.

7. Events of Default.

(a) The following shall constitute events of default (each an “Event of Default”):

i. filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Borrower or the JV, which filing or proceeding is not dismissed within sixty (60) days after the filing or commencement thereof, or if the Borrower or the JV shall cease or suspend the conduct of its usual business or if the Borrower or the JV shall become, or in light of its usual business conditions is likely to become, insolvent and is unable to pay its debts or liabilities as they fall due;

ii. failure of the Borrower or the JV to comply in any way with the obligations, terms, covenants, representation or conditions contained in the JV Agreement and/or this Agreement, or breach by the Borrower or the JV of any obligations, covenant, representation or warranty contained in in the JV Agreement and/or this Agreement that is not cured within thirty (30) days from the date the Lender delivers notice of such failure or breach to the Borrower or the JV;

iii. the Borrower or the JV shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator to take possession of a substantial portion of the property or assets of the Borrower or the JV and the proceedings in connection with such appointment shall not be dismissed or discharged within forty five (45) days of commencement, (B) be unable or admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent, or (E) take corporate action for the purpose of effecting any of the foregoing;

iv. an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or the JV by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or the JV or appointing a receiver, trustee or liquidator of the Borrower or the JV or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days;

v. the Borrower or the JV shall fail to pay as and when due any principal or interest on the Maturity Date;

vi. the Borrower uses any of the proceeds of the Loan Amount other than in accordance with the Purpose;

vii. the JV is not established within six months of the Effective Date; and

viii. the Borrower shall fail to fund its contributions to the JV as are called for in the JV Agreement; or

ix. a decision is taken to liquidate, dissolve or wind up the business of the Borrower or the JV.

(b) If, at any time, an Event of Default shall occur, all obligations under this Agreement shall become immediately due and payable without presentment, demand or protest, all of which are hereby waived by the Borrower and the JV.

8. Representations and Warranties. The Borrower represents and warrants to the Lender (and to the extent identified below, the Lender represents and warrants to the Borrower) as follows:

(a) The Borrower is duly formed, validly existing and in good standing under the laws of Slovenia. The Borrower has full power and authority to consummate the transactions contemplated hereunder, and the consummation of such transactions and the performance of this Agreement by the Borrower does not violate the provisions of any applicable law, and will not result in any material breach of, or constitute a material default under any agreement or instrument to which the Borrower is a party or under which the Borrower is bound.

(b) The execution and performance of this Agreement by the Borrower has been duly authorized by all necessary actions. This Agreement has been duly executed and delivered by the Borrower and the Lender and this Agreement is the legal, valid, and binding obligation of the Borrower and the Lender, and is fully enforceable against the Borrower and the Lender according to its terms.

(c) All of the shares of the Borrower or the JV after its establishment to be issued to the Lender upon the conversion of the amounts outstanding of the Loan Amount shall be, when issued, duly authorized, validly issued, fully paid, non-assessable free and clear of all liens, pledges, security interests, charges and encumbrances.

(d) There is no existing lien, encumbrance, security interest, indebtedness, mortgage or third-party rights of any kind that are, or could be, ranked senior in nature to the amounts outstanding of the Loan Amount.

9. Conversion of Loan Amount.

(a) The Loan Amount, the Optional Additional Loan Amount and any and all accrued but unpaid interest thereon (collectively, the “Outstanding Amount”), shall be convertible at any time prior to or on the Maturity Date, by Lender by written notice to the Borrower or, after its establishment, the JV, in whole or in part, into shares of equity of the Borrower or, after its establishment, of the JV then outstanding at a valuation equal to either (i) the value of the Borrower or after its establishment of the JV as is determined by an independent third party expert to be mutually agreed upon by the Parties, (ii) or if such conversion occurs concurrently with an offering of equity by the Borrower or after its establishment, of the JV with proceeds of at least $1 million, into the class of shares issued in such offering at the lowest price paid by investors in such offering. The per share price for the conversion shall be calculated on a fully diluted basis (including equity underlying all outstanding options, warrants, and other convertible securities, but excluding equity securities issuable upon the conversion of this instrument. The equity issued upon said conversion shall have all preferential and associated rights with the highest class of issued equity, or equity planned to be issued on or around such time.

(b) Upon the conversion pursuant to Section 9(a) above, the rights of repayment of the Outstanding Amount shall be extinguished, and the Lender shall surrender this Agreement. As soon as practicable the Borrower or the JV into whose shares the Outstanding Amount is converted, shall issue and deliver to the Lender a capital contribution certificate.

(c) The shares issued upon conversion of the Outstanding Amount, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender.

(d) The conversion of the Outstanding Amount into equities shall be made without charge to the Lender for any documentary stamp or similar taxes upon conversion.

10. Waiver; Non-Negotiable. The Borrower, for itself and each of its legal representatives, hereby waives presentment for payment, demand, right of setoff, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Agreement, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the obligations under this Agreement. This Agreement is non- negotiable.

11. Seniority; Security Interest. At all times, the Outstanding Amount shall rank, and shall be deemed, senior to any and all indebtedness of the Borrower or, after its establishment, the JV (whether now existing or incurred in the future) unless otherwise subordinated by the Lender in writing in the Lender’s sole and absolute discretion. The Borrower and the JV hereby agree, covenant and undertake: (A) to take any and all actions, and execute any and all documents, as requested from time to time by the Lender in order to ensure the seniority of the Outstanding Amount at all times, and (B) not permit any indebtedness, lien, encumbrance, mortgage or third party right of any kind to become senior to the Outstanding Amount in any respect. Additionally, in order to secure the repayment of the Outstanding Amount, the Borrower agrees to create and pledge a first ranking security interest on the Borrower’s or, after its establishment, the JV’s present and future tangible and intangible assets, and undertakes that after its establishment the aforesaid security interest will rank senior to any other form of security interest on the assets of the Borrower or, after its establishment, the JV. From time to time as the Lender may demand, the Borrower or, after its establishment, the JV, or any of their respective subsidiaries (in case there shall be such), shall execute, such additional documents or take such additional actions as may be necessary or favorable, as determined by the Lender, to maintain the aforesaid security interest, including, without limitation, the filing of any instruments or forms necessary or advisable to perfect such security interests. The aforesaid security interest shall remain fully effective in favor of the Lender until the time on which the Lender in accordance with the terms of this Agreement has determined that the outstanding Amount has been fully repaid or converted.

12. Further Assurances. The Parties shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement.

13. Miscellaneous.

(a) Entire Agreement; Amendments. This Agreement constitutes the entire understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior written and oral understandings of such parties with regard thereto; provided that the JV Agreement (and any agreements entered into pursuant thereto) shall survive in full force and effect following the Effective Date. This Agreement may be modified, amended, or any term hereof waived with the written consent of the Borrower or, after its establishment, the JV and the Lender. Any amendment effected in accordance with this Section 11(a) shall be binding upon all Parties and their respective successors and assignees.

(b) Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved by arbitration administered by the American Arbitration Association with the International Arbitration Rules of the American Arbitration Association for the time being in force on the commencing date of the arbitration. The place of the arbitration is the New York City. The tribunal shall be composed of one arbitrator mutually acceptable to the Parties, or barring such acceptance, by the American Arbitration Association. The language of the arbitration shall be English.

(c) Notices. All notices and other communications required or permitted hereunder to be given to a Party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger. Any notice sent in accordance with this Agreement shall be effective (i) if mailed, seven (7) business days after mailing to the address set forth each Party’s signature below, (ii) if sent by messenger, upon delivery, and (iii) if sent via email, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt. Additionally, a copy of each notice sent or delivered to Orgenesis (which does not constitute a notice) shall be sent or delivered to Mark Cohen, Pearl Cohen Zedek Latzer LLP, 7 Times Square, New York, NY 10036.

(d) Assignment; Waiver. This Agreement may not be assigned by the Borrower other than to the JV, and after assignment to the JV any other assignments are permitted only with the prior written consent of the Lender. The Lender may assign this Agreement without the prior written consent of the Borrower. This Agreement shall be binding upon the successors, assigns and representatives of each Party. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

(e) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(g) Borrower bank account wire instructions:

IN WITNESS WHEREOF, the Parties have executed this Loan Agreement as of the date first above written.

LENDER

ORGENESIS INC.

By:
Name:	Vered Caplan
Title:	Chief Executive Officer Address:

THE BORROWER

Image Securities FZC
By:
Name:
Title:
Address:

Exhibit A – Joint Venture Agreement

Exhibit B – Schedule of Loan Amounts extended

[Signature page to the Loan Agreement between Orgenesis, Inc. and Image Securities FZC]